UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2009

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 11, 2009 Mr. Daryl Magana, Mr. Jack Smith and Mr. Dave Kuzma were named to fill the Company’s existing vacant positions as a members of the Board of Directors.

Mr. Daryl  Magana is a Partner at Cybernaut Capital Management. Cybernaut Capital Management is a private equity firm with a focus on the China market, primarily in the hi-tech and clean tech, educational services, and financial services industries. Mr. Magana joined Cybernaut in 2006 as Partner and Head of Global Operations with over 20 years experience in executive management, finance, start-up, technology, and franchising. Combining an intimate understanding of emerging technologies and business trends with strong management skills, Daryl Magana has a track record for creating/managing high growth companies that transform markets and create new revenue and investment opportunities. Mr. Magana has been Founder, Chairman and CEO of the China based consulting and technology firm SRS2.  In 1997, Mr. Magana founded Bidcom; one of the industry’s first Application Service Providers (ASP) – pioneering web-based business services and transforming how the building and construction industries manage business processes and supply-chain collaboration. BidCom was recognized by Fortune Magazine as one of 1999’s Top Ten Technology Companies. He developed and managed the sales cycle of multi-million dollar accounts with many Fortune 500 customers such as Walt Disney, AIG, Bechtel, GE, GM, Morgan Stanley, Starwood Hotels, and Wal-Mart. Mr. Magana is a respected technology expert and innovative web-pioneer featured in numerous conferences, major business publications, television and radio broadcasts and has served as guest lecturer at several Universities including Harvard and Stanford.

Mr. Jack Smith in 1995 served as Hotmail’s Chief Technology Officer, having invented Hotmail and co-founded the company; Hotmail was acquired by Microsoft in 1997, after which Mr. Smith focused on advanced infrastructure design as a general manager at Microsoft.  Mr. Smith next served as co-founder and CEO of Akamba Corporation where he invented and marketed the first Web server accelerator card that boosted server performance by 300 percent.  From 2001 until 2007, Mr. Smith seed funded, advised, and/or directed early stage tech startup companies.  One such company was Ironport Systems, into which he invested and where he served on its board for seven years, prior to its acquisition by Cisco.   Mr. Smith was named CEO of Proximex Corporation in 2007, and has successfully developed Proximex’s leadership margin in the physical security information management market and has grown the company’s revenue to enable long term viability.  Concurrent with his present role at Proximex, Mr. Smith co-founded Valley Inception, LLC which makes seed investments in early stage companies, and provides marketing, public relations, and project management services for equity.  His earlier background includes semiconductor design as an engineer, and various technical positions at Apple Computer and FirePower Systems, a subsidiary of Canon Computer Systems.

Mr. Dave Kuzma is a semi-retired former president of Sempra Energy Resources and chief financial officer/treasurer of three Fortune 500 companies. Sempra is a diversified energy company involved in electric generation, oil and gas drilling, pipelines and gas processing.  Prior to Sempra Energy, Mr. Kuzma was chief financial officer and treasurer of Enova Corporation, which is the parent company of San Diego Gas & Electric (SDG&E) and several other US-based subsidiaries, for which he also served as CFO/treasurer:  Enova International, a subsidiary actively engaged in developing energy solutions, including power plants and natural gas delivery systems for utilities and large commercial and industrial firms outside the United States; Enova Energy, a subsidiary offering a wide range of customized solutions and innovative energy services to customers; Enova Financial, an affordable housing project investment company; Enova Technologies, a product and services development company; and Califia, an equipment leasing company. In May 1990, Mr. Kuzma joined Florida Progress Corporation as senior vice president and CFO in St. Petersburg. After graduation, Mr. Kuzma began his career as an auditor for Price Waterhouse, after which he joined Consolidated Natural Gas Company of Pittsburgh. There he held the positions of manager of finance, director of internal auditing, assistant treasurer, finance treasurer and vice president and general manager during his 20-year career with the company. Mr. Kuzma holds a bachelor of science degree in accounting and a masters degree in business administration-finance from Duquesne University, and he is a certified public accountant.

Mr. Dave Kuzma will serve as Chairman of the Audit Committee and the Compensation Committee.   It is intent of the Board of Directors that each of these committees will be made up of several independent directors to be determined on or before December 31, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	Dec 15, 2009
Jonathan R. Read

/s/ Barry S. Baer	Chief Financial Officer	Dec 15, 2009
Barry S. Baer